UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 29, 2015

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 29, 2015, Charles Lee Reynolds, a member of the Board of Directors (“Board”) of New Source Energy GP, LLC (“NSGP”), the general partner of New Source Energy Partners L.P. (“NSLP,” collectively with NSGP, the “Partnership”), informed the Partnership that he intended to resign from the Board, effective June 30, 2015. Mr. Reynolds’s resignation is not a result of a disagreement with the Partnership on any matter relating to the Partnership’s operations, policies or practices.
Also on June 29, 2015, Richard Finley resigned from his position as Chief Financial Officer of NSGP, effective as of June 30, 2015. In conjunction with his resignation as Chief Financial Officer, Mr. Finley was appointed to serve as a director on the Board of NSGP.
The Partnership engaged Finley & Cook, PLLC (“Finley & Cook”) to provide various accounting services on our behalf during the year ended December 31, 2014. Mr. Finley was previously an equity member of Finley & Cook, holding a 31.5% ownership interest, until October 2014. The Partnership paid Finley & Cook approximately $400,000 in fees for the year ended December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: June 30, 2015	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	Chairman and Chief Executive Officer